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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23,1996, which appears on page 39 of the AirTouch Communications, Inc. 1995 Annual Report to Stockholders, which is incorporated by reference in AirTouch Communications, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page X-1 of such Annual Report on Form 10-K, as amended.



/s/ Price Waterhouse LLP

San Francisco, California
December 12, 1996


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